NMR of America, Inc., and Subsidiaries

Exhibit 11.  Computation of Shares Used For Earnings Per Share
Calculation.

                                             Quarter ended June 30,
                                            -----------------------
                                               1996         1995
                                            ----------   ----------

Primary earnings per share information:

Net income per consolidated statements
 of operations                              $  588,640   $  237,772
Add:  Interest savings from proceeds
      of conversion of outstanding
      warrants and exercise of stock
      options, net of minority
      interest and income taxes
                                            ----------   ----------
     Net income used to compute primary
     earnings per share                     $  588,640   $  237,772
                                            ==========   ==========

Weighted average number of
 outstanding shares                          6,273,917    5,052,372
Add:  Incremental shares issuable
      on conversion of outstanding
      warrants and exercise of
      stock options                            265,995      208,297
                                            ----------   ----------
Weighted average number of shares
 used to compute primary earnings
 per share                                   6,539,912    5,260,669
                                            ==========   ==========

Primary earnings per share:
Primary net income per share                $      .09   $      .05
                                            ==========   ==========


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NMR of America, Inc., and Subsidiaries

Exhibit 11.  Computation of Shares Used For Earnings Per Share
Calculation.

                                                Quarter ended June 30,
                                               -----------------------
                                                  1996          1995
                                               ----------   ----------
    Fully diluted earnings
      per share information:

Net income per consolidated statements
  of operations                                $  588,640   $  237,772
Add:  Interest savings from proceeds
      of conversion of outstanding
      warrants and exercise of stock
      options, net of minority
      interest and income taxes                    44,245       52,388
                                               ----------   ----------

Net income used to compute fully
     diluted earnings per share                $  632,885   $  290,160
                                               ==========   ==========


Weighted average number of
 outstanding shares                             6,273,917    5,052,372
Add:  Incremental shares issuable
      on conversion of outstanding
      warrants and exercise of
      stock options                               422,950      208,297
      Incremental shares issuable on
      conversion of convertible
      subordinated debentures                     444,222      481,556
                                               ----------   ----------
 Weighted average number of shares
 used to compute fully diluted
 earnings per share                             7,141,089    5,742,225
                                               ==========   ==========


Fully diluted earnings per share:
Fully diluted net income per share             $      .09   $      .05
                                               ==========   ==========